                                                                   EXHIBIT 10.41

                                   AGREEMENT
                                   ---------


          This Separation Agreement and Release of Claims ("Agreement") is entered into by Michael R. Barr and all of his agents, successors and assigns ("Employee"), and Vencor, Inc. ("Vencor") and all companies related to Vencor and all of its affiliates, directors, officers, supervisors, employees, agents, successors, assigns, representatives, subsidiaries or related companies, past and present (collectively, the "Company").

          Employee and the Company hereby desire to settle all disputes and issues related to the resignation of Employee from his services as an employee to the Company.

          NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

              1. Resignation. Employee hereby resigns from all capacities and
                 -----------
positions with the Company effective October 31, 1998 ("Date of Termination").

              2. Obligations of the Company. Following the execution of this
                 -----------
Agreement, the Company shall pay Employee his base salary through the Date of Termination and any amounts owed to Employee pursuant to the Company's standard reimbursement procedures. In addition, subject to the terms and conditions of this Agreement (including Section 14), Employee shall be entitled to the following additional payments and benefits:

                 (a) $138,750 representing the prorated portion of the Employee's target bonus for 1998.

                 (b) 17,345 shares of Vencor common stock representing the prorated portion of his Performance Share Award for 1998.

                 (c) $499,500 representing an amount equal to 1.5 times the Employee's base salary for 1998.

                 (d) $249,750 representing an amount equal to 1.5 times the Employee's target bonus for 1998.

                 (e) 31,221 shares of Vencor common stock representing an amount equal to 1.5 times the number of performance shares to be awarded to the

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

Employee pursuant to the Vencor, Inc. 1998 Incentive Compensation Plan (including assumed awards granted under the Vencor, Inc. 1987 Incentive Compensation Program).

                 (f) For a period of 18 months following the Date of Termination, the Employee shall be treated as if he had continued to be an executive for all purposes under the Vencor Health Insurance Plan and Dental Insurance Plan. Following this continuation period, the Employee shall be entitled to receive continuation coverage under Part 6 of Title I of ERISA ("COBRA Benefits") treating the end of this period as a termination of the Employee's employment if allowed by law.

                 (g) For a period of 18 months following the Date of Termination, the Company shall maintain in force, at its expense, the Employee's life insurance in effect under the Vencor, Inc. Voluntary Life Insurance Benefit Plan as of the Date of Termination.

                 (h) For a period of 18 months following the Date of Termination, the Company shall provide short-term and long-term disability insurance benefits to Employee equivalent to the coverage that the Employee would have had had he remained employed under the disability insurance plans applicable to Employee on the Date of Termination. Should Employee become disabled during such period, Employee shall be entitled to receive such benefits, and for such duration, as the applicable plan provides.

                 (i) To the extent not already vested pursuant to the terms of such plan, the Employee's interests under the Vencor Retirement Savings Plan shall be automatically fully vested, without regard to otherwise applicable percentages for the vesting of employer matching contributions based upon the Employee's years of service with the Company.

                 (j) The Company shall adopt such amendments to its employee benefit plans, if any, as are necessary to effectuate the provisions of this Agreement.

                 (k) The Company shall take such action as is required to cause the promissory note, dated June 15, 1998 in an original principal amount of $1,025,000 (the "Tax Loan") entered into in connection with the loan made to Employee to cover certain taxes owed by Employee, to be amended to provide that the Tax Loan and any payments scheduled to be made in respect thereof shall not be due and payable prior to the fifth anniversary of the Date of Termination. Pursuant to the terms of the Tax Loan, upon a change in control of the Company (as defined therein) the principal and interest on the Tax Loan will be forgiven regardless of the employment status of Employee.

                 (l) The Company shall take such action as is required to cause the promissory note entered into in connection with the loan to Employee, dated April 30, 1998 in an original principal amount of $1,296,000 (the "Preferred Stock Loan") to be amended to provide that (w) the Preferred Stock Loan shall not be due and payable until April 30, 2008, (x) any payments scheduled to be made in respect to the Preferred Stock Loan shall not be due and payable prior to the fifth anniversary of the Date of Termination, (y) if the average closing price of Vencor common stock for the 90 days prior to any interest payment date is less than $8.00, such interest payment shall be forgiven and (z) during the five-day period following the expiration of the fifth anniversary of the Date of Termination, the Employee shall have the right to put the preferred stock underlying the Preferred Stock Loan to the Company at a price of $1,000 per share.

                 (m) Employee shall be credited with an additional 18 months of vesting for purposes of all outstanding stock option awards to purchase Vencor common stock and Employee will have an additional 18 months in which to exercise such stock options.

                 (n) Employee shall receive the computer which Employee is utilizing as of the Date of Termination. Employee shall provide the Company with access to such computer so that Company files and information may be deleted from the memory.

                 (o) The Company shall provide Employee with assistance in complying with his reporting obligations under Section 16 of the Securities Act of 1934, as amended, for a period of six months following the Date of Termination. Following the effectiveness of this Agreement, the Company will not designate Employee as a Section 16 officer. Employee acknowledges that Employee continues to have obligations under Section 16 as the result of his previous status as a Section 16 officer.

                 (p) In the event of a change in control (as defined in the 1998 Incentive Compensation Plan of Vencor, Inc.) of the Company on or before October 31, 1999, the Company shall pay Employee $300,000 of additional consideration.

                 (q) The Company hereby acknowledges that Employee is entitled to the indemnification provided by the Company's Certificate of Incorporation and bylaws as a result of Employee's former status as a director and officer of the Company. The Company further acknowledges that such indemnification may include reasonable out-of-pocket expenses incurred by Employee including fines or monetary penalties incurred in settlement of any indemnifiable matter.

                 (r) All commitments made to Employee under paragraphs (a), (b),
(c), (d), and (e) above shall be paid or issued upon the later of 14 days from the Date of Termination or the expiration of the seven day period referenced in
Section 17.

          3. Death after Resignation. In the event of the death of Employee
             -----------------------
during the period Employee is receiving payments pursuant to this Agreement, Employee's designated beneficiary shall be entitled to receive the balance of the payments; or in the event of no designated beneficiary, the remaining payments shall be made to Employee's estate.

          4. Employee Acknowledgment and Release. Employee expressly
             -----------------------------------
acknowledges that the above payments include consideration for the settlement, waiver, release and discharge of any and all claims or actions arising from Employee's employment, the terms and conditions of Employee's employment, or Employee's termination of employment with the Company, including claims of employment discrimination, wrongful termination, unemployment compensation or any claim arising under law or equity, express or implied contract, tort, public policy, common law or any federal, state or local statute, ordinance, regulation or constitutional provision.

             (a) The claims released and discharged by Employee include, but are not limited to, claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; The Older Workers Benefit Protection Act ("OWBPA"); the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the Americans with Disabilities Act ("ADA"); the Fair Labor Standards Act; the Employee Retirement Income and Security Act of 1974, as amended; the National Labor Relations Act; the Labor Management Relations Act; the Equal Pay Act of 1963; the Pregnancy Discrimination Act of 1978; the Rehabilitation Act of 1973; workers' compensation laws; Kentucky Wage and Hours Laws, claims before the Kentucky Commission for Human Rights and Kentucky Revised Statutes sections 341 et seq.

             (b) Employee recognizes that by signing this Agreement, he may be giving up some claim, demand or cause of action which he now has or may have, but which is unknown to him. Employee also acknowledges that he is giving up any right to seek future employment with the Company, that the Company has no obligation to rehire him at any future date, and agrees that he will not apply for work with the Company.

             (c) Employee agrees not to file any charges, complaints, lawsuits or other claims against the Company that relate in any manner to the Employee's employment or the resignation or termination of Employee's employment with the Company.

             (d) Employee expressly waives any present or future claims against the Company for alleged race, color, religious, sex, national origin, age or disability discrimination or harassment under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Americans with Disabilities Act; the Family Medical Leave Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Rehabilitation Act of 1973; or any other federal or state law protecting against such discrimination or harassment.

             (e) Employee acknowledges that the Company has not and does not admit that it engaged in any discrimination, wrong doing or violation of law on the Company's part concerning Employee. Employee and the Company agree that by entering into this Agreement no discrimination, wrong doing, or violation of law has been acknowledged by the Company or assumed by Employee. Employee and the Company further acknowledge that this Agreement is not an admission of liability.

          5. Consulting Services. At the request of the Company, Employee shall
             -------------------
provide consulting services to the Company for a one year period following the Date of Termination on the dates and times requested by the Company. The Company shall pay Employee a consulting fee of $150 per hour for any services rendered hereunder payable on the first day of each month after such services are rendered. In addition, the Company shall promptly reimburse Employee for all reasonable, pre-approved expenses incurred by Employee in performing the services requested by the Company, provided that Employee properly accounts therefor in accordance with the Company's established policies. Employee shall provide the services requested by the Company at the principal office of the Company or at such location as agreed to by the Company and Employee. In providing these services, Employee shall perform these services diligently and to the standards generally recognized in the industry and shall use his best efforts, skills and abilities to promote the interests of the Company. Any information, reports, ideas, inventions, or work product developed or produced solely by Employee or with third parties in the course of providing services hereunder will be the exclusive property of the Company. Employee agrees to take any and all actions requested by the Company to further evidence the ownership of such information by the Company. Employee agrees that in providing consulting services, Employee shall be an independent contractor and not an agent or employee of the Company and shall not hold himself out as a legal representative, agent, joint venturer, partner, or employee of the Company for any purpose whatsoever.

          6. Confidentiality. Employee and the Company agree to keep the
             ---------------
contents and terms of this Agreement confidential and not to voluntarily disclose its terms. The only exception is that Employee may reveal the terms of this Agreement to his spouse, attorney, tax preparer or as otherwise required by law. The Company may reveal the terms of this Agreement to its attorneys, accountants, financial advisors, managerial employees, and any disclosure required by law or business necessity.

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

Employee and the Company agree that in the event the terms of this Agreement are disclosed to the third parties as allowed or required herein, the third parties will be advised of the obligation to keep the terms of this Agreement confidential, and will obtain the third party's agreement to abide by the terms of the confidentiality provisions set forth in this Agreement. In the event that Employee breaches the confidentiality of this Agreement, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including, but unlimited to, attorneys' fees and costs.

          7.   Public Statement. Employee further agrees not to make derogatory
               ----------------
or negative remarks or comments about the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, to any third parties, and not to otherwise defame the Company in any manner. In the event that Employee defames the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys fees and costs, and reimbursement of all monies paid hereunder. Company agrees not to make derogatory or negative remarks or comments about Employee to any third parties, not to otherwise defame the Employee in any manner. In the event that the Company defames Employee, Company understands that the Employee shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys' fees and costs.

          8.  Ability to Revoke.
              -----------------

              (a) Employee acknowledges and agrees of the Company has advised him and encouraged him to consult with an attorney, and he has consulted with an attorney regarding this Agreement prior to signing below, and that he has been given a period of at least twenty one (21) days within which to consider this Agreement, including waiver of any ADEA and OWBPA aged claims before voluntarily signing this Agreement.

              (b) Employee agrees and understands that he may revoke this Agreement within seven (7) days after signing the Agreement, and that the Agreement shall not become effective or enforceable until the revocation period has expired.

              (c) Any revocation of this Agreement must be made in writing and delivered by hand or certified mail to Joseph L. Landenwich, Vencor, Inc., 3300 Aegon Center, 400 West Market Street, Louisville, Kentucky 40202, before the expiration of the revocation period.

          9.  Restrictive Covenants.
              ---------------------

              (a) For a period of one year from the Date of Termination (the "Restrictive Period"), the Employee shall not, directly or indirectly, own, manage, operate, join, have an interest in, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any manner with any Publicly Held Company (as defined herein) which engages, within the United States, in the business of developing, advising, managing or operating nursing centers, hospitals, or ancillary services. At no time during or after the Restrictive Period shall Employee divulge, furnish, or make accessible to anyone any knowledge or information about the Company's businesses or operations (except as required by law or order of court or other governmental agency) or any of the clients, patients, customers or suppliers of the Company or with respect to any other aspect of the businesses of the Company, including those learned in connection with any consulting services provided by Employee. Notwithstanding anything to the contrary contained herein, Employee may acquire five percent or less beneficial interest in the outstanding securities of any Publicly Held Company without violating this Agreement. For purposes of this Agreement, a "Publicly Held Company" shall mean any entity with an equity security registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

              (b) During the Restrictive Period, Employee agrees that he will not, directly or indirectly or by action in concert with others, induce, solicit, or influence or seek to induce or influence any person who has been engaged as an employee, agent, independent contractor or otherwise by the Company, to terminate his or her relationship with the Company.

              (c) If the agreement set forth in this Section 9 would otherwise be determined to be invalid or unenforceable by a court of competent jurisdiction, the parties intend and agree that such court shall exercise its discretion in reforming the provisions of this Agreement to the end that Employee will be subject to restrictions which are reasonable under the circumstances and enforceable by the Company.

              (d) Employee understands and agrees that any violation of this Agreement will cause the Company irreparable harm which cannot adequately be compensated by an award of money damages. As a result, Employee agrees that, in addition to any other remedy the Company may have, a violation of this Agreement may be restrained by issuance of an injunction by any court of competent jurisdiction. Employee further agrees to accept service of process by first class or certified United States mail.

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                 (e) The running of the Restrictive Period shall be tolled for any period of time during which Employee is in violation of any covenant contained herein, for any reason whatsoever.

          10. Cooperation. Employee agrees that should the Company request
              -----------
Employee's cooperation in connection with litigation, government investigations or other administrative or legal proceeding, Employee shall cooperate fully with the Company or its designated agents. Employee further agrees to cooperate fully in disclosing to the Company or its designated agents, any information which Employee obtained during the course and scope of his employment with the Company, and to which other employees of the Company were not privy.

          11.  Disputes.  Any dispute or controversy arising under, out of, or
               --------
in connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall pay their costs of the arbitration and all reasonable attorneys' and accountants' fees incurred in connection therewith, including any litigation to enforce any arbitration award.

          12.  Successors. This Agreement is personal to Employee and without
               ----------
the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          13.  Other Severance Benefits.  Employee hereby agrees that in
               ------------------------
consideration for the payments to be received under this Agreement, Employee waives any and all rights to any payments or benefits under any plans, programs, contracts or arrangements of the Company that provide for severance payments or benefits upon a termination of employment, including, without limitation, the Employment Agreement between Employee and Vencor Operating, Inc. dated as of July 28, 1998 and the Change in Control Severance Agreement between the Employee and Vencor Operating, Inc.

          14.  Withholding.  All payments, stock issuances and forgiveness of
               -----------
debt to be made to Employee hereunder will be subject to all applicable required withholding of taxes.

          15.  No Mitigation.  Employee shall have no duty to mitigate his
               -------------
damages by seeking other employment and, should Employee actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such compensation.

          16. Execution by Employee. Employee will execute this Agreement and
              ---------------------
deliver the executed Agreement to Joseph L. Landenwich, Vencor, Inc., 3300 Aegon Center, 400 West Market Street, Louisville, Kentucky 40202.

          17. Termination of Waiting Period. After receipt of the executed
              -----------------------------
Agreement by Employee, and after the expiration of this seven (7) day waiting period in Section 8(b) of this Agreement, the Company will execute the Agreement.

          18.  Voluntary Action. Employee acknowledges that he has read and
               ----------------
fully understands all of the provisions of this Agreement and that he is entering into this Agreement freely and voluntarily.

          19.  Notices.  Except as expressly provided in this Agreement, any
               -------
notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation or receipt, addressed as follows:

          If to Employee:
          --------------
          Michael R. Barr
          5301 Springfarm Road
          Prospect, KY  40059

          If to Company:
          -------------
          Vencor Operating, Inc.
          400 West Market Street
          Suite 3300
          Louisville, KY  40202
          Attn:  Legal Department

          20.  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the Commonwealth of Kentucky.

          21. Waiver of Breach and Severability. The waiver by either party of a
              ---------------------------------
breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

          22. Entire Agreement; Amendment. This Agreement contains the entire
              ---------------------------
agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and a designated officer of the Company.

          23.  Headings.  The headings in this Agreement are for convenience
               --------
only and shall not be used to interpret or construe its provisions.

          24.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     VENCOR, INC.


                                     By: /s/ W. BRUCE LUNSFORD
                                         ---------------------

                                     Title: Chief Executive Officer
                                            -----------------------


                                     EMPLOYEE

                                     /s/ MICHAEL R. BARR
                                     -------------------
                                     Michael R. Barr

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